UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)   November 30, 2005
GenCorp Inc.
(Exact name of registrant as specified in its charter)

Ohio	1-01520	34-0244000

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Highway 50 and Aerojet Road, Rancho Cordova, California	95670

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code
916-355-4000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURE
Exhibit Index
EXHIBIT 2.1
EXHIBIT 10.1
EXHIBIT 99.1

Item 1.01. Entry into a Material Definitive Agreement
On November 30, 2005, as part of the previously announced sale of its Aerojet Fine Chemicals (“AFC”) fine chemicals business (the “Business”) to American Pacific Corporation (“AMPAC”), AMPAC issued an unsecured subordinated seller note in the principal amount of $25.5 million to Aerojet-General Corporation, a subsidiary of GenCorp. The note shall accrue interest on a payment-in-kind basis at a rate equal to the three-month U.S. dollar LIBOR as from time to time in effect plus a margin equal to the weighted average of the interest rate margin for the loans outstanding under AMPAC’s credit facilities (including any amendment or refinancing of either of AMPAC’s credit facilities which includes a reduction in interest cost (after giving effect to such amendment or refinancing)), assuming full utilization thereunder. All principal and accrued and unpaid interest will be due on November 30, 2012. Subject to the terms of AMPAC’s credit facilities, AMPAC may be required to repay up to $6,500,000 of the note and interest thereon on or after September 30, 2007. The note shall be subordinated to the senior debt under or related to AMPAC’s credit facilities, other indebtedness of AMPAC and its subsidiaries in respect to any working capital, revolving credit or term loans, or any other extension of credit by a bank or insurance company or other financial institution, other indebtedness relating to leases, indebtedness in connection with the acquisition of businesses or assets, and the guarantees of each of the previously listed items, provided that the aggregate principal amount of obligations of AMPAC or any of its subsidiaries shall not exceed the greater of (i) the sum of (A) the aggregate principal amount of the outstanding First Lien Obligations (as such term is defined in the Intercreditor Agreement referred to in AMPAC’s Credit Facilities) not in excess of $95,000,000 plus (B) the aggregate principal amount of the outstanding Second Lien Obligations (as defined in the Intercreditor Agreement) not in excess of $20,000,000, and (ii) an aggregate principal balance of Senior Debt (as defined in the note) which would not cause AMPAC to exceed as of the end of any fiscal quarter a Total Leverage Ratio of 4.50 to 1.00 (as such term is defined in, and as such ratio is determined under AMPAC’s First Lien Credit Facility) (disregarding any obligations in respect of Hedging Agreements (as defined in AMPAC’s First Lien Credit Facility) constituting First Lien Obligations or Second Lien Obligations or any increase in the amount of the Senior Debt resulting from any payment-in-kind interest added to principal each to be disregarded in calculating the aggregate principal amount of such obligations).
The disclosures contained in Item 8.01 below are incorporated herein by reference.
The Subordinated Promissory Note is filed as Exhibit 10.1 to this Current Report on Form 8-K.
Item 8.01. Other Events
On November 30, 2005, the Company completed the previously announced sale of its Aerojet Fine Chemicals fine chemicals business (the “Business”) to American Pacific Corporation (“AMPAC”). Pursuant to the amended purchase agreement (the “Purchase Agreement”), a wholly-owned subsidiary of AMPAC (“AMPAC AFC”) acquired substantially all of the assets of the Business and assumed certain liabilities related thereto.

The purchase price for the Business was $114 million plus a contingent payment of up to $5 million (the “Contingent Payment”) and the assumption by AMPAC AFC of certain liabilities. Of this purchase price, $88.5 million was paid in cash at closing and $25.5 million was an unsecured subordinated seller note issued at closing. Interest on such note will accrue on a payment-in-kind basis. The Contingent Payment will be based on the Business achieving specified earning targets in the twelve month period ending September 30, 2006. Additionally, if the Business misses a certain earnings target for the three-month period between October 1, 2005 and December 31, 2005, then the seller shall pay AMPAC AFC an amount equal to four times the difference between the specified earnings target for this period and the actual results achieved, up to a maximum of $1 million (the “Interim Adjustment”); however, if the Business achieves the specified earning targets for the full twelve month period ending September 30, 2006, and the seller is entitled to the full Contingent Payment of $5 million, then AMPAC AFC shall return the Interim Adjustment upon payment of the Contingent Payment. In addition, AMPAC paid the seller approximately $17.4 million, subject to adjustments, as compensation for the capital investment that Seller incurred in excess of the $19 million threshold set forth in the Purchase Agreement, as amended. Furthermore, AMPAC paid the seller approximately $2.4 million, subject to adjustments, for net working capital received in excess of $10.0 million pursuant to the working capital adjustment set forth in the First Amendment.
Separate and apart from the transaction, AMPAC is a supplier of perchlorate, an oxidant that is a key ingredient used in solid rocket fuel, to the Company’s subsidiary, Aerojet-General Corporation. AMPAC also acquired the former Atlantic Research Corporation in-space propulsion business from Aerojet on October 1, 2004. The Company and AMPAC conducted arms-length negotiations for six months to determine the amount of the consideration for the purchase of the Business. Other than as set forth above, there are no material relationships between AMPAC and GenCorp, Aerojet, AFC, or any of their respective affiliates, directors or officers, other than the transactions contemplated under the Purchase Agreement.
As part of the transactions contemplated by the Purchase Agreement, as amended, AMPAC AFC entered into a ground lease (the “Ground Lease”) with Aerojet for approximately 240 acres of land underlying the facilities of the Business. The initial term of the Ground Lease is 30 years, and AMPAC AFC has an option to renew for a second 30-year term. The annual rent AMPAC AFC shall pay to Aerojet is $5,000 per annum for the first 5 years and no rent shall be due for the remainder of the term of the lease, including the second 30-year term. The Ground Lease contains an option in favor of AMPAC AFC to purchase the fee interest of the leased land, as well as any buildings or improvements on the site that AMPAC AFC does not at that time own, for an exercise price of $1,000. A condition precedent to the exercise of such option to purchase is that the leased land be de-listed by the U.S. Environmental Protection Agency as a Superfund site and that AMPAC AFC satisfy other payment obligations under the Purchase Agreement.
The First Amendment to the Purchase Agreement and the Company’s Press Release announcing the closing of this transaction are filed as Exhibits 2.1 and 99.1 to this Current Report on Form 8-K. The original Purchase Agreement was filed as an exhibit to our Current Report on Form 8-K, filed on July 18, 2005.

Item 9.01. Financial Statements and Exhibits
(c) Exhibits

Exhibit No.	Description

2.1	First Amendment to the Purchase Agreement by and among Aerojet Fine Chemicals LLC, a Delaware limited liability company, Aerojet-General Corporation, an Ohio corporation and American Pacific Corporation, a Delaware Corporation dated November 30, 2005

10.1	American Pacific Corporation Subordinated Promissory Note, dated November 30, 2005, in the principal amount of $25,500,000.

99.1	GenCorp Inc.’s press release dated November 30, 2005.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GENCORP INC.

By:	/s/ Mark A. Whitney

Name:	Mark A. Whitney
Title:	Vice President, Law;
Deputy General Counsel
and Assistant Secretary
Dated: November 30, 2005

Exhibit Index

Exhibit No.	Description

2.1	First Amendment to the Purchase Agreement by and among Aerojet Fine Chemicals LLC, a Delaware limited liability company (“AFC”), Aerojet-General Corporation, an Ohio corporation (“Aerojet”) and American Pacific Corporation, a Delaware Corporation dated November 30, 2005

10.1	American Pacific Corporation Subordinated Promissory Note, dated November 30, 2005, in the principal amount of $25,500,000.

99.1	GenCorp Inc.’s press release dated November 30, 2005.